EXHIBIT 10.1

                                      LEASE

      THIS LEASE is made this 24th day of April, 1989, by and between CLIFFORD WHITE and LAVON WHITE, P.O. Box 861, Wrangell, Alaska 99929 (herein collectively "Lessor") and FIRST BANK, P.O. Box 7920, Ketchikan, Alaska 99901 (herein "Lessee")

      1. PREMISES. Lessor grants to Lessee a lease, with options to renew, on the following real property located in Wrangell, Alaska:

      A certain building at 224 Brueger St., consisting of 2310 square feet, more or less, located on Lots 19-A and 19-B, Block 1-A, Tidelands Addition.

      2.    TERM.   The  term  of  this  lease  shall  be  for  fifteen   (15)
consecutive years, with options to renew as set forth below.

      For purposes of this lease, the term "lease year" shall mean a period of twelve consecutive full months. The first lease year shall begin on the commencement of the term hereof, with the succeeding lease year commencing on the anniversary date of the first lease year.

            (a) First Option. Lessee is granted the option to extend this lease for an additional term of five (5) years provided Lessee gives Lessor written notice of its election to extend this lease at least ninety (90) days before the expiration of the term of this lease and further provided that Lessee is not in default in any manner of the provisions hereof.

            (b) Second Option. In the event Lessee exercises one first option to extend this lease, it is granted the option to extend this lease for an additional term of five (5) years thereafter, provided Lessee gives Lessor written notice of its election to extend this lease at least ninety
(90) days before the expiration of the first extended term and further provided that Lessee is not in default in any manner of the provisions hereof.

      3. RENT. The fixed minimum annual rental shall be $1.25 per square foot for the first two (2) years. Upon the beginning of the third lease year, rent shall be the fixed minimum annual rental plus a percentage equal to 50% of the percentage increase, if any, shown to have occurred by the consumer price index for all items for the United States of America as a whole, issued by the Bureau of Labor Statistics of the United States Department of Labor. The increase shall be determined as of the anniversary date of each lease year. At no time shall rent be less than $1.25 per square foot.

      Rental payments shall begin upon occupancy and shall be payable to Lessor by personal delivery or by mailing to Lessor at P.O. Box 861, Wrangell, Alaska 99929.

      4. UTILITIES AND TAXES. Lessee shall pay all charges for water, gas, heat, electricity, power, telephone service and all other public utilities or service charges which shall be incurred during the term of this lease.

      Lessee shall pay all sales taxes on rent paid. Lessee shall pay all increases in tidelands lease payments and real property taxes from the date hereof, including extraordinary and special assessments which may be levied


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or assessed against the premises and all improvements  thereon.  Should Lessee fail to pay any tax or assessment, Lessor shall be entitled to pay the same and any amount so paid by Lessor shall be deemed to be additional rent, due and payable by Lessee.

      5.    OBLIGATIONS PRIOR TO OCCUPANCY.

            (a)   Lessor shall provide the following:

                  (1) a 24'x38' addition to the existing building, including a carport for the drive-up window and completing the exterior of the building pursuant to Lessee's specifications, a copy of which is attached hereto and incorporated herein by reference. Any and all work done by Lessor shall be on the exterior of the building only; Lessor will provide no interior work whatsoever, with the exception of the bank vault noted below.

                  (2)   grade the lot and level with crushed rock

                  (3)   build a bank vault (door to be provided by Lessee)

                  (4)   set the fuel tank

                  (5) accomplish all work necessary to run sewer and water services to the building

            (b)   Lessee shall provide the  following:

                  (1) furnish any specialty equipment, including but not limited to, bullet resistant glass, night deposit box, remote unit for drive-in window, and vault door.

                  (2)   finish interior of building to its satisfaction

      6.    REPAIRS AND ALTERATIONS.

            (a) Lessee will at all times keep the premises neat, clean, and in a sanitary condition, and will replace any glass of all windows and doors as they become cracked or broken; and, except for reasonable wear and tear and damage by fire or other unavoidable casualty, will keep premises in good repair. Lessee will maintain and paint the interior and exterior of the premises and will keep sidewalks free of ice, snow and sleet. All repairs, maintenance and painting shall be at Lessee s sole cost and expense. Repairs and maintenance of the roof and foundation will be furnished by Lessor.

            (b)   Lessee  shall  have  the  right  to  make   alterations  and
improvements to the interior of the building as long as the building is not weakened or impaired structurally.

            (c) Lessee shall not do any construction work or alterations, nor install any equipment other than trade fixtures insofar as such work, alterations or installation affects the structure or exterior appearance of the building without first providing plans and specifications to Lessor and obtaining Lessor's written consent.

            (d) Lessee shall keep all of the premises free and clear Dr any and all mechanics', materialmen's and other liens, and shall indemnify Lessor and all of the premises, building and improvements against all such liens.



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

      7.    USE OF PREMISES AND CONDUCT OF BUSINESS.

            (a) Lessee shall comply with all of the requirements of all local, state, federal and/or applicable government authorities and observe all local, state and federal statutes, ordinances, rules and regulations pertaining to the premises.

      8. INDEMNITY. Lessee shall indemnify Lessor from and against any and all claims, actions, damages, liability and expense in connection with loss of life, personal injury and/or damage to property arising from or out of any occurrence in, upon, or at the premises, or the occupancy or use by Lessee of the premises, occasioned by any act or omission of Lessee, its agents, contractors, employees, or lessees. In case Lessor shall, without fault on his part, be made a party to any litigation commenced by or against Lessee, then Lessee shall protect and hold Lessor harmless and shall pay all costs, expenses and actual attorney's fees incurred or paid by Lessor in connection with such litigation. It is not the intent of this section that Lessee indemnify Lessor for any act or omission of Lessor which may give rise to a claim for damages.

      9. INSURANCE. Lessee shall, during the entire term hereof, and at its own expense, keep in full force and effect a policy of public liability and property damage insurance with respect to the premises and the business operated by Lessee and any sub-tenants of Lessee in the premises in which the limits of public liability and property damage liability shall be no less than Five Hundred Thousand ($500,000) per occurrence.

      The policy shall name Lessor and Lessee as insured, and shall contain a clause that the insurer will not cancel or change the insurance without first giving Lessor ten (10) days' prior written notice. Lessee shall be solely responsible for payment of all premiums.

      Lessee shall pay on demand any increase in premiums for Lessor's insurance resulting from Lessee's use and occupancy of the premises, whether or not Lessor consented to the same.

      10. TOTAL OR PARTIAL DESTRUCTION. In the event of a partial destruction of, or major repair to, the leased premises during the term of this lease, from any cause, Lessor shall promptly make the repairs if such can be made within sixty (60) days under the laws and regulations of applicable authorities. Any partia1 destruction, or major repair, shall not void this lease, except Lessee shall be entitled to a proportionate reduction of rent while repairs are being made, any proportionate reduction being based on the extent to which the making of repairs interferes with the Lessee's business operations. If the repairs cannot be made ~n the specified time, Lessor may, at his option, make repairs within a reasonable time, with this lease continuing in full force and effect and rent prorated as set forth above. In the event Lessor does not elect to make repairs that cannot be made in the specified time, or which cannot be made under the laws and regulations of the applicable governmental authorities, this lease may be terminated at the option of either party. Should the building ~n which the leased premises are located be destroyed to the extent of not less than 33-1/3 percent of the replacement cost thereof, Lessor, by written notice to Lessee, within thirty
(30) days after such destruction, may terminate this lease.



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

      11. CONDEMNATION. In the event title to the premises shall be taken by right of eminent domain, this lease shall terminate as of the date on which title shall vest. Lessee shall make all payments required to the date of such vesting.

      In the event (1) title to less than the whole of the premises, but more than twenty (20%) percent of the entire premises shall be acquired by eminent domain, or (2) as a result of exercise of such right of eminent domain, the part of the leased premises remaining shall not be one undivided whole, then Lessor shall give written notice to Lessee of the taking, with the latter having the option to terminate this lease effective on a date to be specified in a written notice from Lessee to Lessor. The dare so specified shall be a date not more than sixty (60) days after Lessee receives notice from Lessor of such acquisition.

      In the event Lessee does not exercise its right of termination, then this lease shall continue In full force and effect as to the portion of the premises not taken by eminent domain. If a portion of the premises shall have been so taken without termination of this lease, Lessor shall repair and rebuild any portion of the premises not so taken in such manner as to render such portion commercially usable for the purpose of Lessee. The rebuilt portion shall be a unit of substantially like quality and character as existed before the taking.
      Commencing with the date said portion of the premises is to be taken, the monthly rental shall be reduced in the proportion to the amount of square footage so taken.

      Any condemnation award with respect to the premises shall be the sole and exclusive property of Lessor, except that Lessee shall be reimbursed for the reasonable expenses of moving to a new location, within the City of Wrangell, out of the proceeds the condemnation award.

      12. ATTORNMENT. Lessee shall, in the event any proceedings are brought for the foreclosure of, or in the event or exercise of the power of sale under any mortgage made by Lessor covering the premises, attain to the purchaser upon any such foreclosure or sale and recognize said purchaser as the Lessor under this lease.

      13. TRANSFER OF LEASE. In the event Lessor transfers this lease, except as collateral security for a loan, upon such transfer, Lessor will be released from all liability and obligations hereunder, provided the transferee assumes the obligations of this lease.

      In the event of a transfer, each and every condition of this lease shall be binding on the transferee. Any failure of the transferee to abide by the terms of this lease shall be deemed a breach of this lease and Lessee may take whatever action 15 deemed necessary by it as to termination of this lease.

      14. RIGHT OF FIRST REFUSAL TO PURCHASE. In the event Lessor shall receive a bona fide offer to purchase the premises during the term of this lease, and the offer of purchase shall be satisfactory to Lessor, Lessor shall give Lessee the privilege of purchasing the premises at the price and on the terms of the offer so made. This privilege shall be given by a notice sent to Lessee by registered mail, requiring Lessee to accept the offer in writing and to sign a suitable contract to purchase the premises within the period of thirty (30) days after the receipt of the notice.



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

      Failure of Lessee to accept the offer to purchase or sign a contract within the period provided shall nullify and void the privilege to Lessee, and Lessor shall be at liberty to sell the premises to any other person, firm, or corporation. Any subsequent sale, except to Lessee, shall be subject to this lease and any renewals or extensions hereof.

      15. ASSIGNMENT AND SUBLETTING. Lessee shall not assign, mortgage or encumber this lease in whole or in part, or sublet any or all the premises without prior written consent of Lessor, which shall not be unreasonably withheld. The consent by Lessor to any assignment or subletting shall not constitute a waiver of the necessity for such consent to any subsequent assignment or subletting. If this lease is assigned or if the premises , or any part thereof, be occupied by anyone other than Lessee, Lessor may collect rent from the assignee or occupant, and apply the net amount collected to the rent, but no assignment, occupancy or collection shall be deemed a waiver of this provision of the acceptance of the assignees or occupant, as a release of Lessee from the further performance of the provisions of this lease. Notwithstanding any assignment sublease, Lessee shall remain fully liable and shall nor be released from performing any of the terms of this lease. Lessee should assign or sublet, or attempt to do so in violation of the provision of this lease, Lessor shall have the option no terminate this lease, at anytime thereafter, on thirty (30) days notice.

      16. RIGHT OF ENTRY. Lessor or his agents shall have the right to enter the premises only with the consent of Lessee, which shall not be unreasonably withheld. Lessor may enter without consent in case of an emergency.

      17. LOSS AND DAMAGE TO LESSEE'S PROPERTY. Lessor shall not be liable for any damage to Lessee's property or the property of others located on the premises, unless caused by the negligence of Lessor. All property of Lessee's kept or stored on the premises shall be kept or stored at the risk of Lessee only and it shall hold Lessor harmless from any claims arising out of damage to the same, unless such damage shall be caused by the negligence of Lessor.

      18. STANDARD BANKRUPTCY CLAUSE. In the event Lessee, its successors in interest or assigns, while conducting banking or any related business, shall, at any time during the term of this lease or any extension hereof, commit any of the following:

            (a) Have any execution or attachment issued against it, or its effects, and the leased premises shall be taken or an attempt shall be made to take them; or

            (b)   In the event it becomes insolvent; or

            (c)   If it makes an assignment for the benefit of creditors; or

            (d) In the event there shall be filed by or against in any court, pursuant to any statute either of the United States or of any state, a petition in bankruptcy or insolvency or for reorganization or appointment of a receiver or a trustee of all or a portion of the property of it; or

            (e) In the event that the Bank is closed and/or taken over by the Division of Banking, Department of Commerce and Economic Development, State of Alaska or by any other said Lessee, including but not limited to the Federal Deposit Insurance Corporation;



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

then the State or Federal Banking Authority, at its option, shall have the right to continue the lease according to its terms or terminate it.

      In the event the State or Federal Banking Authority elects to terminate this lease, Lessor shall have the right to assert such damages as are allowed by law, except, as is limited by the Federal Deposit Insurance Act, as amended from time to time and the regulations promulgated thereunder and, also, except, as it is limited by the Alaska Banking Act, as amended from time to time and the regulations promulgated thereunder.

      Notwithstanding any other provision in this Lease, if the Lessee or its successors or assigns become insolvent, bankrupt, or makes an assignment for the benefit of creditors, or if it or their interest in this Lease is levied upon or sold under execution or other legal process, or if the bank to be operated on the demised premises is closed or taken over by a banking authority of the State or Deposit Insurance Corporation (FDIC) the Lessor may terminate this Lease only with the concurrence of the bank supervisory authority; and that supervisory authority will have the election either to continue or terminate the Lease; however, if the Lease is terminated, the maximum claim of the Lessor for damages or indemnity for injuries resulting from the termination of the unexpired Lease shall in no event be an amount exceeding the rent reserved by the Lease, without acceleration, for the year next succeeding the date of the surrender of the demised premises to the Lessor, or the date of re-entry of the Lessor, whichever first occurs, whether before or after the closing of the Lessee named herein, plus an amount equal to the unpaid rent accrued, without acceleration, up to such date.

      19. RIGHT TO RE-ENTER. In the event of any failure of Lessee to pay any rental due hereunder within fifteen (15) days after the receipt of a written notice of delinquency, or any failure to perform any other of the terms, conditions or covenants of this lease to be observed or performed by Lessee for more than thirty (30) days after written notice of such default shall have been give to Lessee, or if Lessee or any guarantor of this lease shall become bankrupt or insolvent, or file any debtor proceedings or take or have taken against Lessee or any guarantor of this lease in any court pursuant to any statute either of the United States or of any state a petition in bankruptcy or insolvency or for reorganization or for the appointment of a receiver or trustee of all or a portion of Lessee s or any such guarantor s property, or if Lessee or any such guarantor makes an assignment for the benefit of creditors, or petitions for or enters into an arrangement, or if Lessee shall abandon the premises, Lessor, in addition to other rights or remedies, shall have the immediate right of re-entry and may remove all persons and property from the leased premises and such property may be removed and stored in a public warehouse or elsewhere at the cost of Lessee.

      20. RIGHT TO RE-LET. Should Lessor elect to re-enter, or should Lessor take possession pursuant to legal proceedings or any notice provided for by law, Lessor may either terminate this lease or, without terminating this lease, make such alterations and repairs as may be necessary in order to relet the premises. and relet said premises or any part thereof for such term as Lessor deems appropriate (which may be beyond the term of this lease) . Termination will not be deemed to have occurred unless written notice of such as given by Lessor.



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

      Upon reletting, Lessor shall receive all proceeds and rent accruing from reletting of the prem1ses and shall apply the proceeds first to the payment of all costs and expenses incurred by Lessor in obtaining possession and reletting of the premises, and any alterations or repairs reasonably necessary to enable Lessor to operate or relet the premises and to the payment of all such amounts as may be due or become payable under the provisions of this lease. The balance remaining, if any, at the expiration of the full term of this lease or on the sooner termination thereof by written notice of termination given by Lessor to Lessee shall be paid over to Lessee.

      21.   MISCELLANEOUS.

            (a) Waiver. No covenant, rent, or conditions of this lease shall be deemed to have been waived by Lessor, unless such waiver be in writing signed by Lessor.

            (b) Accord and Satisfaction. No payment by Lessee or receipt by Lessor of a lesser amount than the monthly rent shall be deemed to be other than on the rental account, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Lessor may accept such check or payment without prejudice to the right to recover the balance of such rent or pursue any other remedy.

            (c) Entire Agreement. This lease sets forth the entire agreement of the parties. No prior or subsequent agreements shall be binding upon the parties or in any way modify this agreement unless executed in writing signed by the parties with specific reference to this agreement.

            (d) Notices. Notice provided for in this agreement shall be mailed first class postage prepaid to the following addresses:

            Cliff and Lavon White
            P.O. Box 861
            Wrangell, Alaska 99929

            First Bank
            P.O. Box 7920
            Ketchikan, Alaska 99901

            (e) Binding Effect. This lease shall be binding upon and shall inure to the benefit of the heirs, devisees, legal representative, successors and assigns of the parties hereto, providing Lessors permit assignment.

            (f) Alaska Law. This lease shall be interpreted according to the laws of the State of Alaska and interpreted in accordance therewith.

            (g) End of Term. At the expiration of the lease, Lessee shall surrender the premises in a clean, neat, sanitary and safe condition, and shall deliver all keys to Lessor. Lessee shall remove all its trade fixtures and shall repair any damage to the premises caused thereby. Lessee's obligation to observe or perform this covenant shall survive the expiration or other termination of the term of this lease.



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

      IN WITNESS WHEREOF, the parties have respectively executed this lease the day and year written below.

      DATE:
                                    CLIFFORD WHITE



      DATE:
                                    LAVON WHITE



      DATE:                         FIRST BANK



                                    __________________________________________
                                    ROBERT R. ST. CLAIR
                                    Assistant Vice President

STATE OF ALASKA         )
                        ) ss
FIRST JUDICAL DISTRICT  )

      On the _____ day of ____________, 1989, before me, the undersigned, a Notary Public in and for the State of Alaska, personally appeared CLIFFORD WHITE and LAVON WHITE, to me known to be the persons named as in the foregoing instrument, and acknowledged to me that they executed the same freely and voluntarily for the uses and purposes therein mentioned.

      Witness my hand and official seal the day and year in this certificate first above written.

                                    __________________________________________
                                    Notary Public in and for the State of
                                    Alaska
                                    My commission expires:

STATE OF ALASKA         )
                        ) ss
FIRST JUDICAL DISTRICT  )

            On  the  _____  day  of   ____________,   1989,   before  me,  the
undersigned, a Notary Public in and for the State of Alaska, personally appeared ROBERT R. ST. CLAIR, to me known to be the Assistant Vice-President of First Bank, and acknowledged to me that he executed the same on behalf of said bank freely and voluntarily for the uses and purposes therein mentioned, and on oath acknowledged that he was authorized to execute said instrument on behalf of First Bank.

      Witness my hand and official seal the day and year in this certificate first above written.

                                    __________________________________________
                                    Notary Public in and for the State of
                                    Alaska
                                    My commission expires:



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